Exhibit 99.1
News Release
Boeing Corporate Offices 100 N. Riverside Chicago, IL 60606 www.boeing.com

Boeing Director Cook to Step Down from Board

CHICAGO, Feb. 10, 2015 - The Boeing (NYSE: BA) board of directors has regretfully acknowledged a decision by Linda Z. Cook to not stand for reelection when her current term ends in April.
Cook last July became a managing director at EIG Global Energy Partners and was appointed chief executive officer of Harbour Energy Ltd., a newly formed EIG company.
Boeing Chairman and Chief Executive Officer Jim McNerney called Cook a “model director” who has played a leadership role on Boeing’s board with four committee assignments over 11 years. “She is passionate about the company and deeply engaged in the details of our business,” McNerney said, noting Boeing has benefitted from Cook’s strategic, global perspectives and deep understanding of and interest in the company’s financial performance.
“We thank Linda for her exemplary service, and we wish her all the best in her leadership role at Harbour Energy,” McNerney added.
Cook, 56, joined the Boeing board in 2003. She serves on the audit committee and chairs the finance committee.
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Contact:
John Dern
Boeing Corporate Offices
312-544-2002